Exhibit 3.2

Fourth Amended and Restated Bylaws of
PDL BioPharma, Inc.

(Adopted as of August 26, 2020)

ARTICLE
I OFFICES
Section 1. Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of PDL BioPharma, Inc. (the "Corporation") at any place within or outside the State of Delaware. The Board of Directors shall fix and designate a registered business office and registered agent in the State of Delaware regardless of whether the Corporation maintains a place of business there.

Section 2. Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held at such place, on such day and at such time as may be fixed by the Board of Directors each year. At such meeting, directors shall be elected and any other proper business may be transacted. At such meeting, the stockholders shall elect the directors of the Corporation by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote for the election of directors; provided that if the number of nominees exceeds the number of directors to be elected, the stockholders shall instead elect the directors by plurality vote.

Section 3. Special Meeting. A special meeting of the stockholders for any purpose or purposes described in the notice of meeting may be called at any time by the Secretary of the Corporation only by a resolution duly adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) of the Board of Directors, and shall be held at such place, on such date and at such time as the Board of Directors may fix. A record date for the determination of stockholders entitled to vote at such meeting shall be fixed by the Board of Directors, in advance, which shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting. The notice shall specify the place, date and time of the meeting and (i) in the case of a special meeting, the nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 5. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders shall be given to stockholders of record entitled to vote. If mailed, notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary of the Corporation or any agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business, unless or except to the extent that the presence of a larger number may be required by law (including as required from time to time by the General Corporation Law of Delaware). If a quorum shall fail to attend any meeting, the Chairperson of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 7. Conduct of the Stockholders' Meeting. At every meeting of the stockholders, the Chairperson of the Board of Directors, or in his or her absence, the Chief Executive Officer of the Corporation, or in his or her absence, the person designated by the Chairperson of the Board of Directors, or in the absence of such designation, a chairperson chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairperson of the meeting. The Secretary of the Corporation or a person designated by the Chairperson of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairperson, attendance at the Stockholders' Meeting is restricted to stockholders of record, persons authorized in accordance with Section 15 of this Article II to act by proxy, directors, and officers of the Corporation.

Section 8. Conduct of Business. The Chairperson of the meeting shall call the meeting to order, establish the agenda and conduct the business of the meeting in accordance therewith or, at the discretion of the Chairperson of the meeting, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The Chairperson of the meeting shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairperson of the meeting may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by anyone stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairperson shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Sections 8 and 9 of this Article II or Section 14 of Article III, as applicable.

Section 9. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, nomination of persons for election to the Board of Directors must be made in accordance with the procedures set forth in Section 14 of Article III. To be properly brought before a meeting, business other than nominations of persons for election to the Board of Directors must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before an annual meeting by a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (x) both at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the meeting, (y) who is entitled to vote at the meeting, and (z) who otherwise complies with this Section 9. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the persons calling the meeting pursuant to Section 3 of this Article II. For any proposed business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) above of this paragraph, the proposed business must constitute a proper matter for stockholder action under the General Corporation Law of Delaware and the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and must provide any updates or supplements to such notice at the times and in the forms required by this Section 9. To be timely, a stockholder's notice of a proposal to be presented at an annual meeting must be received at the Corporation's principal executive office addressed to the attention of the Secretary of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Corporation's (or the Corporation's predecessor’s) previous year's annual meeting of stockholders. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the ninetieth (90th) calendar day prior to such annual meeting or, if later, the tenth (10th) calendar day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any proposed amendment to the Bylaws of the Corporation), and the reasons for conducting such business at the annual meeting, and (b) as to such stockholder, the Stockholder Information (as defined below).

"Stockholder Information" with respect to a stockholder means, collectively, (i) the name and address, as they appear on the Corporation's books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of business or action, or nomination to election of directors, as applicable, is made, (ii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that such stockholder will notify the Corporation in writing of the class and number of such shares owned beneficially and of record by such stockholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value or volatility of any class or series or shares of the Corporation, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument"), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation and a representation that such stockholder will notify the Corporation in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance related fees (other than an asset based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any, (ix) a description of any agreement, arrangement or understanding with respect to the proposal of business or action or nomination, as applicable, between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such stockholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (x) a description of any material interest of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made in such business or action, as applicable, and of any material benefit that such stockholder and such beneficial owner, if any, on whose behalf the proposal is made expects or intends to derive from such business or action, as applicable, (xi) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, or nomination, as applicable, or a representation that such stockholder is a holder of record of stock of the Corporation entitled to consent to corporate action in writing without a meeting, as applicable, (xii) a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal, or elect the nominee, as applicable, and/or (2) otherwise to solicit proxies (or consents, as applicable) from stockholders in support of such proposal, or nomination, as applicable, and (xiii) any other information that is required to be provided by such stockholder pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such stockholder's capacity as a proponent of a stockholder proposal or nomination, as applicable.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting; if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9, and no nominations shall be considered at an annual or special meeting of stockholders except in accordance with the procedures set forth in Section 14 of Article III below; provided, however, that the foregoing notice requirements of this Section 9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

Except as otherwise provided by law, the Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Sections 8 and 9 of this Article II, including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by clause (xii) of the definition of "Stockholder Information", and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the provisions of Sections 8 and 9 of this Article II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such proposed business may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the provisions of Sections 8 and 9 of this Article II or Section 14 of Article III, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in Sections 8 and 9 of this Article II or Section 14 of Article III; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 8 and 9 of this Article II or Section 14 of Article III, and compliance with this Section 9 and Section 14 of Article III shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the fourth paragraph of this Section 9, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in Sections 8 or 9 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

Section 10. Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned by the Chairperson of the meeting from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws, which time and place shall be announced at the meeting by the Chairperson of the meeting, whether or not a quorum is present. When a stockholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than thirty (30) calendar days or if the Board of Directors shall set a new record date, notice of any adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Sections 4 and 5 of this Article II.

At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 11. Voting. Except as otherwise required by the Certificate of Incorporation or the General Corporation Law of Delaware, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his, her or its proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Chairperson of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Each inspector shall:

a.Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

b.Receive votes, ballots, or consents;

c.Hear and determine all challenges and questions in any way arising in connection with the right to vote;

d.Count and tabulate all votes or consents;

e.Determine when the polls shall close;

f.Determine the results; and

g.Do any other acts that may be proper to conduct the elections or votes with fairness to all stockholders.

Any holder of hares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal but if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it shall be conclusively presumed that the stockholder's approving vote is with respect to all shares said stockholder is entitled to vote.

When a quorum is present at a meeting of stockholders, and unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, all matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 12. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the General Corporation Law of Delaware. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 13. Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof: The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 14. Stockholder Action by Written Consent.

a.Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 14. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. Such person shall be a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such action is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (x) both at the time the notice is delivered to the Secretary of the Corporation and as of the record date, (y) who is entitled to consent to corporate action in writing without a meeting and (z) who otherwise complies with this Section 14. The proposed action must constitute a proper matter for stockholder action under the General Corporation Law of Delaware. The written notice must contain the information set forth in paragraph (b) of this Section 14, and updates or supplements to such notice must be provided at the times and in the forms required by paragraph (b) of Section 14. Following receipt of the notice, the Board of Directors shall have ten (10) calendar days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) calendar days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (d) of this Section 14; except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

b.Notice Requirements. Any stockholder’s notice required by paragraph (a) of this Section 14 must describe the action that the stockholder proposes to take by consent. For each such proposal other than nominations for the election of directors, every notice by a stockholder must set forth (i) as to each action that the stockholder proposes to take by consent, a brief description of the action that the stockholder proposes to take by consent, (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the Bylaws of the Corporation), (iii) the reasons for soliciting consents for the proposal, and (iv) as to such stockholder, the Stockholder Information.

A stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct as of the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after such record date (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the date the consent solicitation is commenced).

Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent without a meeting except in accordance with this Section 14. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent without a meeting was not properly made in accordance with the provisions of this Section 14, or the stockholder or stockholders seeking to take such action do not otherwise comply with the provisions of this Section 14, including paragraph (b) of this Section 14, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 14 with respect to stockholders seeking to take an action by written consent without a meeting, each person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

c.Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) calendar days of the earliest dated Consent delivered in the manner required by this Section 14, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

d.Delivery of Consent. Consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the Corporation of Consents, the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by stockholder consent as the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, may alternatively designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this Section 14. If after such investigation the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consents shall be filed in such records.

In conducting the investigation required by this Section 14, the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

e.Effectiveness of Consent. No action by written consent without a meeting shall be effective until such date as the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (d) of this Section 14, represent at least the minimum number of votes that would be necessary to take the corporate action.

f.Challenge to Validity of Consent. Nothing contained in this Section 14 shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 15. Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. A validly executed proxy which does not state that it is irrevocable and is not coupled with an interest shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Secretary of the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

Section 16. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) calendar days prior to the meeting. During this period, the list shall be kept either (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III
BOARD OF DIRECTORS

Section 1. Powers. Subject to the limitations stated in the Certificate of Incorporation, these Bylaws, and the General Corporation Law of Delaware as to actions which shall be approved by the stockholders or by the affirmative vote of a majority of the outstanding shares entitled to vote, all corporate powers shall be exercised by, or under the direction of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

Section 2. Number and Term of Office. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The directors shall, until the annual meeting of stockholders to be held in 2023, be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the class elected at the annual meeting of stockholders held in 2020 shall expire at the 2023 annual meeting of stockholders, the term of office of the class to be elected at the annual meeting of stockholders held in 2021 shall expire at the 2022 annual meeting of stockholders and the term of office of the class to be elected at the annual meeting of stockholders held in 2022 shall expire at the 2023 annual meeting of stockholders. At each annual meeting of stockholders commencing with the 2023 annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the annual meeting of stockholders held in the year following the year of their election. All directors shall hold office until the expiration of the term for which elected and until their successors are duly elected, except in the case of the death, resignation or removal of any director. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

Section 3. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until such director’s successor shall have been duly elected and qualified and, if the Board of Directors at such time is classified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4. Resignations and Removals. Any director may resign effective on giving notice in writing or by electronic transmission to the Chairperson of the Board of Directors, the Chief Executive Officer, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. Any director may be removed by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified in the Certificate of Incorporation of the Corporation.

Section 5. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors shall be held at any place within or without the State of Delaware which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board of Directors. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the Corporation. Members of the Board of Directors may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 5 constitutes presence in person at such meeting.

Section 6. Annual Board Meeting. There shall be an annual meeting of the Board of Directors each year for the purpose of organization, the election of officers and the transaction of other business. Such meeting shall be held at such time and place as may be determined from time to time by the Board of Directors.

Section 7. Other Regular Meetings. The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board of Directors; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No notice of such regular meetings of the Board of Directors need be given.

Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Secretary or any two directors.

Notice of the time and place of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 48 hours in advance of the meeting; provided, however, that notice may not be given to such director by electronic transmission if such director so elects in a prior written notice delivered to the Secretary; and provided, further, that any such election by a director will not affect such director’s right to deliver any notice or provide any consent to the Corporation by electronic transmission as otherwise permitted herein, (ii) sending a facsimile, or delivering written notice by hand, to his or her last known business or home address at least 48 hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least three (3) calendar days in advance of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 9. Quorum. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) of the Board of Directors shall constitute a quorum for all purposes at any meeting of the Board of Directors; provided that a quorum shall not be deemed to exist in the event that a majority of the directors constituting such quorum are not “independent” as such term is defined under the rules of the Nasdaq Stock Market or other stock exchange upon which the Corporation’s common stock is primarily traded. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 10. Waiver of Notice. Notice of a meeting shall be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to such director.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present gives a waiver of notice (either in writing and signed by each such director, by electronic transmission or by any other method permitted under the Delaware General Corporation Law), a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Adjournment. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the votes of the directors present. If a meeting is adjourned for more than twenty-four (24) hours, notice of the time and place of the reconvened adjourned meeting shall be given to directors absent at the time of adjournment before the time of the reconvened adjourned meeting.

Section 12. Conduct of Business and Action Without Meeting. At any meeting of the Board of Directors where a quorum is present, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors then present, except as otherwise provided herein or required by law. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing or by electronic transmission to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 13. Fees and Compensation of Directors. Directors shall receive such compensation and benefits as may be determined by resolution of the Board of Directors for their services as members of the Board of Directors and committees. Directors shall also be reimbursed for their expenses of attending Board of Directors and committee meetings. Nothing contained herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. Nomination of Director Candidates. Subject to the rights of holders of any Preferred Stock then outstanding, and in addition to the rights of stockholders provided in Section 14 of Article II, nominations for the election of directors may be made by the Board of Directors or a proxy committee authorized to do so by the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (x) both at the time the notice provided for in this Section 14 is delivered to the Secretary of the Corporation and at the time of the meeting, (y) who is entitled to vote for the election of directors at the applicable meeting and (z) who complies with the notice procedures set forth in this Section 14. However, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in proper written form to the Secretary of the Corporation and any updates or supplements to such notice have been provided at the times and in the forms required by this Section 14. To be timely, a stockholder notice of a nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive office addressed to the attention of the Secretary of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Corporation’s (or the Corporation’s predecessor’s) previous year’s annual meeting of stockholders. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the ninetieth (90th) calendar day prior to such annual meeting or, if later, the tenth (10th) calendar day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the person, (iv) a statement as to the person’s citizenship, (v) the completed and signed representation and agreement described in the third paragraph in this Section 14, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive officer of such registrant, (vii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and (viii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to such stockholder, the Stockholder Information (other than clause (x) thereof). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation, including information that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 14) to the Secretary of the Corporation at the principal executive office of the Corporation a written questionnaire with respect to the background, qualification and independence of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) (x) both at the time the notice provided for in this Section 14 is delivered to the Secretary of the Corporation and at the time of the meeting, (y) who is entitled to vote at the meeting and upon such election, and (z) who otherwise complies with the notice procedures set forth in this Section 14. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the first paragraph of this Section 14 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairperson of the Board of Directors (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (xii) of the definition of the “Stockholder Information”), and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

In addition to the requirements of this Section 14, with respect to any nomination proposed to be made at a meeting, each stockholder nominating one or more persons for election to the Board of Directors shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

ARTICLE IV
COMMITTEES
Section 1. Committees. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) of the Board of Directors, designate such committees, each consisting of one or more directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the General Corporations Law of Delaware, or imposed by the Certificate of Incorporation or by these Bylaws. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware if the resolution which designates the committees or a supplemental resolution of the Board of Directors so provides. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

Section 2. Minutes. Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary.

Section 3. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.
ARTICLE V

OFFICERS
Section 1. Officers. The officers of the Corporation may include a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Secretary, a General Counsel, and a Chief Financial Officer of the Corporation. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board of Directors, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Chairperson of the Board of Directors, if there shall be such a position, shall be a member of the Board of Directors. One person may hold two or more offices.

Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 and 5 of this Article V, shall be chosen annually by the Board of Directors at its annual meeting prescribed in Section 6 of Article III and each shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or such officer’s successor shall be elected and qualified.

Section 3. Subordinate Officers, Non-Section-16-Vice-Presidents, etc. The Board of Directors may appoint, or may empower the Chief Executive Officer to appoint or change the titles of, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors or Chief Executive Officer, as applicable, may from time to time determine. The Board of Directors may empower the Chief Executive Officer to appoint or change the title of any Vice President that is not an “officer” for purposes of Section 16 of the Exchange Act, as such term is defined in Securities and Exchange Commission Rule 16a-1(f), each of whom shall hold office for such period, have such authority and perform such duties as provided in Section 9 of this Article V.

Section 4. Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors, or by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies in Office. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. Chairperson of the Board. The Chairperson of the Board of Directors, if there shall be such a position, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws. He or she shall, if present, preside at all meetings of the stockholders.

Section 7. Chief Executive Officer. Subject to the powers, if any, as may be given by the Board of Directors to the Chairperson of the Board of Directors, if there be such a position, the Chief Executive Officer (who may also be designated by the title of “President” unless a separate President shall be appointed) shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. In the absence of a Chairperson of the Board of Directors, he or she shall preside at all meetings of the stockholders. He or she shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws

Section 8. Presidents. The President, if any, shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board of Directors, the Chief Executive Officer or these Bylaws.

Section 9. Vice Presidents. Each Vice President shall, subject to the control of the Chief Executive Officer and the Board of Directors and any officer to whom he or she reports, have the responsibility for the supervision, direction, and control of such portions of the business and such officers of the Corporation as report to him or her and shall exercise such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer or any officer to whom he or she reports, or as may be prescribed by these Bylaws. “Vice President(s)” as used in these Bylaws shall include Senior Vice President(s).

Section 10. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board of Directors, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the General Corporation Law of Delaware. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 11. General Counsel. Subject to the control and supervision by the Chief Executive Officer or such officer as the Chief Executive Officer may designate, and by the Board of Directors, the General Counsel shall be the chief legal officer of the Corporation, and she or he shall have such other powers and duties as may be prescribed by these Bylaws or by the Board of Directors, the Chief Executive Officer or such officer as the Chief Executive Officer may designate, and the usual powers and duties pertaining to her or his office.

Section 12. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 13. Treasurer. The Treasurer shall have the powers and duties prescribed by these Bylaws, the Chief Executive Officer, the Chief Financial Officer or by the Board of Directors. In the absence or disability of the Chief Financial Officer, she or he shall have all of her or his powers and duties.

Section 14. Other Officers. The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 15. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or by a committee of the Board of Directors authorized to do so, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI
INDEMNIFICATION
Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General

Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law of Delaware, or (d) the action, suit or Proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the General Corporation Law of Delaware. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if required by the General Corporation Law of Delaware, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within ninety (90) calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or it stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights. The rights conferred on any person by Sections 1 and 2 of this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VI.

Section 5. Insurance. The Corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

Section 6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII
NOTICES
Section 1. Notices. Whenever, under the provisions of law, or of the Certificate of Incorporation of the Corporation or these Bylaws, written notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but: (a) such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service; and (b) unless written notice by mail is required by law, such notice may also be given by commercial delivery service, facsimile transmission, electronic means or similar means addressed to such director or stockholder at such person’s address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

Section 2. Waivers. A written waiver of any notice, signed by a person or persons entitled to such notices, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or persons. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII
STOCK
Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairperson of the Board of Directors, President or a Vice President, and by the Secretary or the Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 2. Transfers of Stock. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of

Incorporation or the Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 3. Record Date. Except as otherwise provided in Section 14 of Article II, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) calendar days before the date of any meeting of stockholders, nor more than sixty (60) calendar days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action. Except as otherwise provided in Section 14 of Article II, if the Board of Directors does not so fix a record date, then: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

Section 4. Lost. Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue another in its place, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in a resolution adopted pursuant to Section 1 of this Article VIII, pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE IX
LOANS TO OFFICERS
Section 1. Loans to Officers. Except as otherwise prohibited by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

ARTICLE X

GENERAL CORPORATE MATTERS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Law of Delaware or the provisions of the Certificate of Incorporation of the Corporation, if any, may be declared by the Board of Directors at any meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock. The Board of Directors may fix any record date for purposes of determining the stockholders entitled to receive payment of any dividend as set forth in these Bylaws.

Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4. Corporate Contracts and Instruments: How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5. Representation of Shares of Other Corporations. The Chairperson of the Board of Directors, the Chief Executive Officer, any President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation, and exercise on behalf of the Corporation all rights incident to, any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 6. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 7. Maintenance and Inspection of Books and Records. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder. The Corporation shall also keep at its principal executive office the original or a copy of the Bylaws as amended to date and its other books and records.

Any stockholder of the Corporation of record, in person or by attorney or other agent shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.

Section 8. Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

Section 9. Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 10. Severability. If any term or provision of these Bylaws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of these Bylaws shall be valid and enforced to the fullest extent permitted by law.

Section 11. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 12. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of Delaware, the certificate of incorporation or the Bylaws of the Corporation; or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine. If the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for any such action or proceeding shall be a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.

ARTICLE XI
AMENDMENTS
Section 1. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors) of the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.